Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Seven Stars Cloud Group, Inc. and Subsidiaries

December 31, 2016

Contents

Page

Basis of pro forma presentation	1

Unaudited Pro Forma Combined Statement of Income	2

Notes to Unaudited Pro Forma Combined Financial Information	3-5

Basis of pro forma presentation

The following unaudited pro forma combined financial information and related notes present the historical combined financial information of Seven Stars Cloud Group, Inc. and its subsidiaries (hereinafter referred to as "SSC", "we," "our," "us" and similar terms unless the context indicates otherwise), Wecast Services Group Limited("SVG") and Wide Angle Group Limited ("WAG") after giving effect to SSC's acquisitions of SVG and WAG that were completed on January 30, 2017 and January 31, 2017, respectively (the "Acquisition Date"). The unaudited pro forma combined financial information gives effect to our acquisitions of SVG and WAG based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined statements of income for the year ended December 31, 2016 are presented as if the acquisition had occurred on January 1, 2016. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statements of income, expected to have a continuing impact on the combined results.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the three companies.

The unaudited pro forma combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and the historical financial statements of SVG and WAG for the year ended December 31, 2016 and 2015 contained in this Form 8-K/A.

Seven Stars Cloud Group, Inc.

Unaudited Pro Forma Combined Statement of Income

For the year ended December 31, 2016

	Historical
	SSC	WAG	Amer’s inception to acquisition results	MYP	Pro Forma Adjustments		Pro Forma Combined
Revenue	$4,543,616	$70,686,797	$33,746,126	$192,205	-		$109,168,744
Cost of revenue	4,434,260	71,178,649	32,950,919	140,333	-		108,704,161
Gross profit/(Loss)	109,356	(491,852)	795,207	51,872	-		464,583
Operating expenses:
Selling, general and administrative expense	10,370,548	1,631,884	824	863,398	-		12,866,654
Professional fees	1,357,454	-	-	177,361	-		1,534,815
Depreciation and amortization	489,308	20,811	-	11,820	-		521,939
Impairment of other intangible assets	2,018,628	-	-	-	-		2,018,628
Earn-out share award expense	13,700,000	-	-	-	-		13,700,000
Total operating expense	27,935,938	1,652,695	824	1,052,579	-		30,642,036
Loss from operations	(27,826,582)	(2,144,547)	794,383	(1,000,707)	-		(30,177,453)
Interest and other income/(expense)
Interest expense, net	(254,292)	-	-	(518)	-		(254,810)
Change in fair value of warrant liabilities	324,432	-	-	-	-		324,432
Equity in loss of equity method investees	(31,557)	-	-	-	-		(31,557)
Impairment of equity method investments	(38,448)	-	-	-	-		(38,448)
Non-operating income	58,621	794,410	-	63,843	(794,383)		122,491
Loss before income taxes and non-controlling interest	(27,767,826)	(1,350,137)	794,383	(937,382)	(794,383	)(a)	(30,055,345)
Income tax benefit	330,124	-	-	-	-		330,124
Net loss	(27,437,702)	(1,350,137)	794,383	(937,382)	(794,383)		(29,725,221)
Net loss attributable to non-controlling interest	1,601,761	-	-	388,338	607,562	(b)	2,597,661
Net loss attributable to parent company’s shareholders	(25,835,941)	(1,350,137)	794,383	(549,044)	(186,821)		(27,127,560)
Basic and diluted loss per share (in dollars per share)	(0.72)	-	-	-	-		(0.75)
Weighted average shares outstanding: Basic and diluted (in shares)	35,998,001	-	-	-	-		35,998,001

Notes to Unaudited Pro Forma Combined Financial Information

1.	Basis of pro forma presentation

An unaudited pro forma combined balance sheet as of December 31, 2016 is not presented for the acquisition of SVG and WAG because the balance sheets of SVG and WAG, including related acquisition adjustments, is included in our consolidated balance sheet presented in our quarterly report on Form 10-Q as of March 31, 2017. The unaudited pro forma combined statements of income for the year ended December 31, 2016 combine our historical consolidated statements of income with SVG’s and WAG’s historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2016. WAG acquired Amer Global Technology Limited ("Amer")’s 100% equity interest on September 2, 2016 under non-common control. According to FRM Section 3110.2, the unaudited pro forma also included Amer’s unaudited results from inception to the acquisition by WAG. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statements of income, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma combined financial information using the “Transactions between Entities under Common Control” subsections of ASC 805-50.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.	Description of Transaction

(a)	On January 30, 2017, BT Capital Global Ltd.(“BT”) entered into a Securities Purchase Agreement (the “SVG Purchase Agreement”) with SSC, pursuant to which SSC agreed to purchase and BT agreed to sell all of the outstanding capital stock (the “SVG Common Shares”) of SVG for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note (the “SVG Note”) with the principal and interest thereon convertible into shares of SSC’s Common Stock, par value $0.001 per share (the “SSC Common Shares”) at a conversion rate of $1.50 per SSC Common Share. The consideration payable is contingent on SVG achieving certain financial goals within 12 months of the closing, as described further below.

BT has guaranteed that the business of the SVG and its subsidiaries shall achieve (i) revenue $250 million (the “Revenue Performance Guarantee”), and (ii) $15 million of gross profit (the “Profit Performance Guarantee”, and together with the Revenue Performance Guarantee the “Performance Guarantees”), within 12 months of closing the transaction (the “Performance Guarantee Time”). If SVG fails to meet either of the Revenue Performance Guarantee or the Profit Performance Guarantee within the Performance Guarantee Time, then BT shall forfeit back to SSC the SSC’s Common Stock or the “SVG” Note, on a pro-rata basis based on the Performance Guarantee for which the Sun Video Business achieves the lowest percentage of the respective amount guaranteed.

In addition, if the Sun Video Business achieves more than $50 million in cumulative net income within 3 years of closing, (the “Net Income Threshold”), we shall pay BT 50% of the amount of any cumulative net income above the Net Income Threshold. Profit share payments shall be made on an annual basis, in either cash or stock at the discretion of our Board of Directors. If the Board decides to make the payment in stock, the number of our shares of common stock to be awarded shall be calculated based on the market price of such shares.

(b)

On January 31, 2017, BT entered into a Securities Purchase Agreement (the “WAG Purchase Agreement”) with SSC and Beijing Sun Seven Stars Culture Development Limited, as guarantor, pursuant to which SSC agreed to purchase and BT agreed to sell 55% of the outstanding capital stock (the “Wide Angle Common Shares”) of Wide Angle Group Ltd., a Hong Kong company (“Wide Angle”) for the sole consideration of SSC adding Wide Angle to the Sun Video Business acquired by SSC under SVG Purchase Agreement entered into with BT on January 30, 2017 and thereby including the revenue and gross profit from Wide Angle in the calculation of the SVG Performance Guarantees set forth in the SVG Purchase Agreement as described in Note (a) above.

3.	Pro forma adjustment

The pro forma adjustments included in the unaudited pro forma combined financial information are as follows:

a)	WAG acquired Amer’s 100% equity interest on September 2, 2016 with no consideration under non-common control. Amer became a consolidated subsidiary of WAG on this date. At the acquisition date, WAG recognized gain on bargain purchase of $794,384, which comes wholly from Amer’s net profit in 2016 before the acquisition.

b)	In accordance with the WAG Purchase Agreement, SSC agreed to purchase and BT agreed to sell 55% of the outstanding capital stock of WAG. The unaudited pro forma combined statements of income has been prepared as if the acquisition had occurred on January 1, 2016 and we calculated net loss attributable to non-controlling interest at consolidated level.

5